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                                                                      EXHIBIT L


           [Tannenbaum Helpern Syracuse & Hirschtritt LLP Letterhead]


                                 April 27, 2007


PARADIGM Funds Trust
650 Fifth Avenue, 17th Floor
New York, NY 10019

Ladies and Gentlemen:

         We have acted as securities counsel to PARADIGM Funds Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware, in connection with the registration of up to $300,000,000 of units of the Trust (the "Interests") under the Securities Act of 1933, as amended (the "Securities Act").

         In such capacity, we have reviewed the Trust's Registration Statement on Form N-2 under the Securities Act and the Investment Company Act of 1940, as amended, and Post-Effective Amendment No. 2 to such registration statement, each as filed by the Trust with the Securities and Exchange Commission (File No. 333-128613) (the "Registration Statement"). We are familiar with the actions taken by the Trust and its Board of Trustees in connection with the authorization, and the proposed issuance and sale, of the Interests, including but not limited to the adoption of a resolution authorizing the issuance of the Interests in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). In addition, we have examined and are familiar with the Trust's certificate of trust and declaration of trust, as in effect on the date hereof, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to any questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the Registration Statement. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         Based upon the foregoing, we are of the opinion that the Interests to be sold by the Trust under the Registration Statement have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of various states of the United States in which such shares will be offered and/or sold in the proposed public offering, when issued and delivered against payment therefore in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We are attorneys licensed to practice only in the State of New York. The foregoing opinion is based solely upon the Delaware statutory trusts law, and we express no opinion with respect to any other laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm as counsel to the Trust in the Prospectus and statement of additional information constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is rendered for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                               Very Truly Yours,

                               /s/ Tannenbaum Helpern Syracuse & Hirschtritt LLP

                               Tannenbaum Helpern Syracuse & Hirschtritt LLP